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                                                                     EXHIBIT 23a

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DynaGen, Inc. on Form S-3, as amended, of our report dated February 14, 1997, except for Note 14 as to which the date is March 7, 1997, appearing in the Transition Report on Form 10-K of DynaGen, Inc. for the six-month period from July 1, 1996 to December 31, 1996, as amended and to the incorporation by reference of our report dated July 24, 1996, except for Note 12 as to which the date is August 19, 1996, appearing in the Annual Report on Form 10-K of DynaGen, Inc. for the fiscal year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                           /s/ Wolf & Company, P.C.
                                           --------------------------------
                                           WOLF & COMPANY, P.C.


Boston, Massachusetts
November 25, 1997